     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 1996
                                                      REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                           PACIFIC SCIENTIFIC COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                                        94-0744970
  (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                       620 NEWPORT CENTER DRIVE, SUITE 700
                         NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 720-1714
                        (ADDRESS, INCLUDING ZIP CODE AND
                    TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                RICHARD V. PLAT                                COPIES TO:
     EXECUTIVE VICE PRESIDENT & SECRETARY                STEPHEN D. COOKE, ESQ.
          PACIFIC SCIENTIFIC COMPANY                PAUL, HASTINGS, JANOFSKY & WALKER
           620 NEWPORT CENTER DRIVE                       695 TOWN CENTER DRIVE
                   SUITE 700                                SEVENTEENTH FLOOR
        NEWPORT BEACH, CALIFORNIA 92660               COSTA MESA, CALIFORNIA  92626
                (714) 720-1714                               (714) 668-6200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
        TITLE OF EACH                              PROPOSED         PROPOSED
          CLASS OF                                 MAXIMUM          MAXIMUM
        SECURITIES TO            AMOUNT TO BE   OFFERING PRICE      AGGREGATE          AMOUNT OF
        BE REGISTERED             REGISTERED    PER SHARE (1)   OFFERING PRICE (1)  REGISTRATION FEE
----------------------------------------------------------------------------------------------------
COMMON STOCK, $1.00 PAR VALUE   983,092 SHARES      $22.19         $21,814,812           $7,523
----------------------------------------------------------------------------------------------------

(1) Estimate based on the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 11, 1996 pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended.
               ---------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                   Subject to Completion, dated March 14, 1996

PROSPECTUS

                           PACIFIC SCIENTIFIC COMPANY


                         983,092 Shares of Common Stock


        This Prospectus relates to the offering and sale by certain holders (the "Selling Securityholders") of up to 983,092 shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Pacific Scientific Company, a California corporation ("PSC" or the "Company").

        The Shares are being offered for the accounts of the Selling Securityholders. The Shares offered hereby may be sold from time to time through broker-dealers or otherwise by the Selling Securityholders, or by pledgees, donees, transferees, agents or other successors in interest. Such sales may be made on one or more exchanges (including the New York Stock Exchange) or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. No representation is made that any Shares will or will not be offered for sale. See "Plan of Distribution."

        The Company will not receive any proceeds from the sale of the shares by the Selling Securityholders. It is not possible at the present time to determine the price to the public in any sale of the Shares by the Selling Securityholders and each Selling Securityholder reserves the right to accept or reject, in whole or in part, any proposed purchase of Shares. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares sold less all applicable commissions and underwriters' discounts, if any. See "Selling Securityholders" and "Plan of Distribution."

        The shares of Common Stock of the Company are traded on the New York Stock Exchange ("NYSE") under the symbol "PSX." The last reported sales price of the Company's Common Stock as reported by the NYSE on ______________ __, 1996 was $______.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is ___________ __, 1996.

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION


        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at its principal office located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549.

        The Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        The Company has filed with the SEC a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), with respect to the Shares to be offered pursuant to this Prospectus. This Prospectus is part of the Registration Statement and does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                           ------------------------


        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, and if given or made, such information or representations should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the shares of Common Stock offered by this Prospectus, by anyone in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of the Prospectus nor any distribution of shares pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference herein or in the affairs of the Company since the date of this Prospectus.

                           INCORPORATION BY REFERENCE

        This Prospectus incorporates by reference certain documents which are not presented herein or delivered herewith. These documents are available upon request from Richard V. Plat, Executive Vice President and Secretary, Pacific Scientific Company, 620 Newport Center Drive, Suite 700, Newport Beach, California 92660, telephone (714) 720-1714.

        The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the information that has been incorporated herein by reference, other than exhibits to such information, unless such exhibits are specifically incorporated herein by reference into the information that this Prospectus incorporates. Requests for such documents should be directed to the person indicated in the immediately preceding paragraph.

        The following documents, which have been filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference herein:

        (a)  PSC's Current Report on Form 8-K, Date of Report January 29, 1996;

        (b)  PSC's Annual Report on Form 10-K for the year ended December 29,
1995;

        (c) The description of the Common Stock contained in PSC's Form 8-A filed with the Commission on November 12, 1979; and

        (d) The description of the rights to purchase Series A Junior Participating Preferred Stock contained in the Company's Form 8-A filed with the Commission on November 22, 1988, as amended by the Company's Form 8 filed with the Commission on December 21, 1990.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. All information appearing in this Prospectus or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein and should be read together with such information and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

        The Company was incorporated in California in 1937 as the successor to a company in business since 1919 and has used the name Pacific Scientific Company since 1923. The Company's business is manufacturing and selling the products of its two segments, Electrical Equipment and Safety Equipment. Unless the context otherwise requires, references to "PSC" and the "Company" refer to Pacific Scientific Company and its subsidiaries. The Company's principal executive offices are located at 620 Newport Center Drive, Suite 700, Newport Beach, California 92660 and its telephone number at that location is (714) 720-1714.



                            INVESTMENT CONSIDERATION

        The trading prices of the Company's Common Stock may be subject to wide fluctuations in response to periodic variations in operating results, announcements of technological innovations or new programs and products by the Company or its competitors, or other factors. Those factors, as well as general economic, political and market conditions, may adversely affect the market price of the Common Stock offered pursuant to this Prospectus.

                             SELLING SECURITYHOLDERS

        The following table sets forth as of March 11, 1996, and upon completion of the offering described in this Prospectus, information with regard to the beneficial ownership of the Company's Common Stock by Selling Securityholders. Such Selling Securityholders may not have a present intention of selling the Shares and may offer less than the amount of Shares indicated.

                                                              Shares Beneficially Owned
                                                              -------------------------

                                      Shares Beneficially                               Shares Beneficially
                                      Owned Before Offering(1)                          Owned After Offering(3)
                                      ------------------------       Shares to          -----------------------
                                      Number       Percentage        be Offered(2)      Number       Percentage
                                      ------       ----------        -------------      ------       ----------
Name and Address
----------------
Louis J. Petralli, Jr.                792,364         6.6%              792,364              0            0%

William Petralli                       47,682          * %               47,682              0            0%

Ronald R. Siebert                      47,682          * %               47,682              0            0%

James R. Wittkopp                      47,682(4)       * %               47,682              0            0%

Holger Sommer                          47,682(4)       * %               47,682              0            0%

---------------------------

*   Less than one percent.

(1) The persons named in the above table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

(2) The Selling Securityholders may offer less than the amount of Shares indicated. No representation is made that any Shares will or will not be offered for sale.

(3) This assumes that all Shares owned by the Selling Securityholders are offered and sold. The Selling Securityholders reserve the right to accept or reject, in whole or in part, any proposed purchase of Shares.

(4) This number includes 10,000 shares subject to a Stock Pledge Agreement between the Selling Securityholder and the Company, which agreement secures the obligations outstanding under a promissory note dated September 1, 1992 issued by the Selling Securityholder to Met One, Inc. ("Met One").

         All of the Shares covered by this Prospectus were issued by the Company pursuant to an Agreement and Plan of Merger dated as of December 29, 1995 among the Company, M1 Acquisition, Inc., Met One and each of the Selling Securityholders.

         None of the Selling Securityholders had any position or a material relationship with the Company or any affiliate of the Company during the three years preceding the consummation of the Company's acquisition of Met One. Since such acquisition, each of the Selling Securityholders except Louis J. Petralli, Jr. are employed by Met One, which is now wholly-owned by the Company.

         Based on information furnished to the Company by the Selling Securityholders, the only shares of Common Stock owned by each of the Selling Securityholders at the commencement of this offering were the shares they acquired in PSC's acquisition of Met One.


                              PLAN OF DISTRIBUTION

         The Shares offered hereby may be sold from time to time by the Selling Securityholders, or by pledgees, donees, transferees, agents or other successors in interest. Such sales may be made on one or more exchanges (including the New York Stock Exchange) or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) certain exchange distributions in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in the resales.

         In connection with distributions of the Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Securityholders may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned, or upon a default, the broker-dealer may effect sales of the pledged Shares pursuant to this Prospectus. In this regard, certain Selling Securityholders have obtained, or intend to obtain, margin loans from Smith Barney Inc. In connection with such margin loans, such Selling Securityholders have agreed to pledge Shares as collateral for the loans. Under certain circumstances, Smith Barney Inc. may foreclose on and sell such pledged Shares.

         Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Securityholders in amounts to be negotiated in connection with the sale. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commission under the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Securityholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. The Company has agreed to indemnify the Selling Securityholders against certain liabilities in connection with the offering of the Shares, including liabilities arising under the Securities Act.

         It is not possible at the present time to determine the price to the public in any sale of the Common Stock by the Selling Securityholders. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders from the sale of the Common Stock will be the purchase price of the Common Stock sold less all applicable commissions and underwriters' discounts, if any. The Company will pay substantially all the expenses incident to the registration, offering and sale of the Common Stock to the public by Selling Securityholders other than fees, discounts and commissions of underwriters, dealers or agents, if any, and transfer taxes.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds of the sale of the Shares by the Selling Shareholders.


                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon by Paul, Hastings, Janofsky & Walker, Costa Mesa, California.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 29, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II   INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The fees and expenses payable by the Company in connection with the sale of the shares of Common Stock being registered are estimated as follows:

                                                                         Amount
                                                                         ------
         SEC Registration Fee..........................................  $ 7,523

         Legal Fees and Expenses*......................................  $ 7,000

         Accounting Fees*..............................................  $10,000

         Printing and Miscellaneous Expenses*..........................  $ 1,477
                                                                         -------
                           Total*......................................  $26,000
                                                                         =======


-------------------
*Indicates estimate


Item 15.  Indemnification of Directors and Officers.

         Article 6 of the Restated Articles of Incorporation of the Company filed with the Secretary of State of California on May 4, 1988, eliminates the personal liability of the directors of the corporation for monetary damages to the fullest extent permissible under California law as the same exists and to such greater extent as California law may thereafter permit.

         Additionally, pursuant to Article 7 of the Restated Articles of Incorporation of the Company filed with the Secretary of State of California on May 4, 1988, the corporation is authorized to indemnify any agent (as defined therein) to the maximum and broadest extent permitted by California law, as the same exists and to such greater extent as California law may thereafter permit, if and to the extent such agent becomes entitled to indemnification by bylaw, agreement, vote of shareholders or disinterested directors or otherwise. This authorization includes, without limitation, the authority to indemnify any agent in excess of that otherwise expressly permitted by Section 317 of the California Corporations Code as to action in an official capacity and as to action in another capacity while holding such office for breach of duty to the corporation and its shareholders, provided, however, that the corporation is not authorized to indemnify any agent for any acts or omissions from which a director may not be relieved of liability as set forth in the exceptions to Paragraph (10) of
Section 204(a) of the California Corporations Code or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code. When used in Article 7 of the Restated

Articles of Incorporation, "agent" shall have the meaning assigned to this term in Section 317 of the California Corporations Code. Each reference herein to a provision of the California Corporations Code shall mean that provision as the same may be amended from time to time, but only to the extent that such amendment would broaden or increase the scope or magnitude of permissible indemnification.


Item 16.       Exhibits.

         5     Opinion of counsel as to legality of securities being registered.

         23.1  Independent auditors' consent.

         23.2  Consent of counsel (included in Exhibit 5).

         24    Power of Attorney (included herein on the signature page).

         27 Financial Data Schedule. Incorporated by reference to Exhibit 27 of Pacific Scientific Company's Annual Report on Form 10-K for the year ended December 29, 1995.

Item 17.       Undertakings.

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the Prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of post-effective amendment any of the securities which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, County of Orange, State of California, on March 14, 1996.

                                      PACIFIC SCIENTIFIC COMPANY

                                      By:  /s/ RICHARD V. PLAT
                                          ------------------------------
                                               Richard V. Plat
                                               Executive Vice President
                                               and Secretary



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Edgar S. Brower and Richard V. Plat, or any of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature             Title                                 Date
      ---------             -----                                 ----

/s/ EDGAR S. BROWER
-----------------------     Principal Executive                   March 14, 1996
    Edgar S. Brower         Officer and Director


/s/ RICHARD V. PLAT
-----------------------     Executive Vice President              March 14, 1996
    Richard V. Plat         (Principal Financial Officer)


/s/ WILLIAM L. NOTHWANG
-----------------------     Controller (Principal Accounting      March 14, 1996
    William L. Nothwang     Officer)



      Signature               Title                               Date
      ---------               -----                               ----

/s/ WALTER F. BERAN
-------------------------     Director                            March 14, 1996
    Walter F. Beran


/s/ RALPH O. BRISCOE
-------------------------     Director                            March 14, 1996
    Ralph O. Briscoe


/s/ RALPH D. KETCHUM
-------------------------     Director                            March 14, 1996
    Ralph D. Ketchum


/s/ WILLIAM A. PRESTON
-------------------------     Director                            March 14, 1996
    William A. Preston


/s/ MILLARD H. PRYOR, JR.
-------------------------     Director                            March 14, 1996
    Millard H. Pryor, Jr.


/s/ THOMAS P. STAFFORD
-------------------------     Director                            March 14, 1996
    Thomas P. Stafford


/s/ HARRY W. TODD
-------------------------     Director                            March 14, 1996
    Harry W. Todd

                                  EXHIBIT INDEX





Exhibit No.                        Description
-----------                        -----------
   5               Opinion of counsel as to legality of securities
                   being registered.

   23.1            Independent auditors' consent.

   23.2            Consent of counsel (included in Exhibit 5).

   24              Power of Attorney (included herein on
                   the signature page).

   27              Financial Data Schedule. Incorporated by reference to
                   Exhibit 27 of Pacific Scientific Company's Annual Report on Form 10-K for the year ended December 29, 1995.
